AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 2000
                                  Registration Statement No. 333-_____
_________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                       _________________________________

                            THE EARTHGRAINS COMPANY
             (Exact name of registrant as specified in its charter)

                  Delaware                        36-3201045
       (State or other jurisdiction             (IRS Employer
     of incorporation or organization)        Identification No.)

                              8400 Maryland Avenue
                           St. Louis, Missouri 63105
                    (Address of principal executive offices)
                           __________________________

                            THE EARTHGRAINS COMPANY
                         AMENDED AND RESTATED DIRECTORS
                               DEFERRED FEE PLAN
                            (Full title of the plan)
                           __________________________

        Joseph M. Noelker, Esq.           Copies to:
        Vice President, General           Geetha R. Sant, Esq.
         Counsel and Corporate            The Stolar Partnership
         Secretary                        911 Washington Avenue
        The Earthgrains Company           St. Louis, Missouri 63101
        8400 Maryland Avenue
        St. Louis, Missouri 63105
        (Name and address of agent for service)

                                 (314) 259-7000
                    (Telephone number of agent for service)
                           __________________________

                        CALCULATION OF REGISTRATION FEE

Title of       Amount   Proposed   Proposed       Amount of
class of       to be    maximum    maximum        registra-
securities     Regis-   offering   aggregate      tion fee
to be          tered    price      offering
registered              per share  price
Common Stock,
$0.01 Par
Value
Per Share,
Including
Related        200,000  $19.93*    $3,987,500.00  $1,052.70
Rights         Shares

* Estimated solely for purposes of calculating the registration fee. In accordance with Rule 457(h)(1), the proposed offering price of shares was based on the average of the high and low prices reported on the New York Stock Exchange for December 19, 2000.


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                                     PART I

The Section 10(a) prospectus relating to the Plan is omitted from this Registration Statement pursuant to the Note to Part I of Form S-8.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents By Reference

     The following documents are incorporated in this registration statement by reference:

   (a) The Registrant's Annual Report on Form 10-K for the year ended March 28, 2000.

   (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 26, 2000 and September 12, 2000 and the Registrant's Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 31, 2000, May 31, 2000, June 1, 2000, July 27, 2000 and September 26, 2000.

   (c) The description of the Registrant's shares of common stock, including the Rights related to the shares as set forth in the Rights Agreement relating to such Rights, contained in the Registrant's registration statement filed under the Securities Exchange Act of 1934, file no. 000-27426, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.   Description of Securities

The Registrant's common stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

Item 5.   Interests of Named Experts and Counsel

PricewaterhouseCoopers LLP, the Registrant's independent accountants, have no interest in the Registrant.


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Item 6.   Indemnification of Directors and Officers

The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with defense or settlement of such an action or suit and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

The Registrant's Amended and Restated Certificate of Incorporation provides that the directors and officers of the Registrant (and such other persons as authorized by a majority of the Board of Directors) will be indemnified by the Registrant to the full extent authorized or permitted by Delaware law.

Item 7.   Exemptions from Registration Claimed

Not Applicable.



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Item 8.  Exhibits

All Exhibits are listed in the Exhibit Index at the end of this Part II.

Item 9.   Undertakings

  (a)   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)  To include any prospectus required by
     section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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  (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

The Registrant.
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on December 20, 2000.

                         THE EARTHGRAINS COMPANY


                         By: /s/ JOSEPH M. NOELKER
                                 Joseph M. Noelker
                              Vice President, General
                               Counsel and Corporate
                                     Secretary


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

     Signature              Title             Date

 Barry H. Beracha*    Chairman of the      December 20,
(Barry H. Beracha)    Board and Chief          2000
                      Executive Officer
                      (Principal
                      Executive Officer)

 Mark H. Krieger*     Vice President       December 20,
(Mark H. Krieger)     and Chief                2000
                      Financial Officer
                      (Principal
                      Financial Officer)


 Virgil H. Rehkemper* Vice President and   December 20,
(Virgil H. Rehkemper) Controller               2000
                      (Principal
                      Accounting Officer)


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 J. Joe Adorjan*      Director             December 20,
(J. Joe Adorjan)                               2000

 Jaime Iglesias*      Director             December 20,
(Jaime Iglesias)                               2000

 Peter F. Benoist*    Director             December 20,
(Peter F. Benoist)                             2000

 Jerry E. Ritter*     Director             December 20,
(Jerry E. Ritter)                              2000

 E. Byron Glore*      Director             December 20,
(E. Byron Glore)                               2000


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                         EXHIBIT INDEX

Exhibit 4.1

The Earthgrains Company Amended and Restated Directors Deferred Fee Plan.


Exhibit 5.1

Not furnished in accordance with Item 8(a) of this Form because the securities being issued are not original issuance securities.


Exhibit 23.1

Consent of Independent Accountants (PricewaterhouseCoopers, LLP).

Exhibit 23.2

Consent of Independent Accountants (KPMG, LLP).


Exhibit 24.1

Power of Attorney executed by certain directors and officers of the Registrant.







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